EXHIBIT (q)(16)

POWER OF ATTORNEY

The undersigned officer of Cash Management Portfolio and Investment Grade Income Portfolio,
each a New York trust, (does hereby severally constitute and appoint Barbara E. Campbell, Alan
R. Dynner, Thomas E. Faust Jr., Maureen A. Gemma and James B. Hawkes, or any of them, to be true, sufficient and lawful attorneys, or attorney, to sign for me in the capacity indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf of each of the respective Trusts listed below, in respect of shares of beneficial interest and other documents and papers relating thereto:

Cash Management Portfolio	Eaton Vance Mutual Funds Trust
Investment Grade Income Portfolio	Eaton Vance Mutual Funds Trust
Eaton Vance Special Investment Trust

IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

Signature	Title	Date

/s/ Elizabeth S. Kenyon	President and Principal Executive	April 23, 2007
Elizabeth S. Kenyon	Officer